Exhibit 10-t

AMENDMENT NO. 6
TO
THE BAUSCH & LOMB INCORPORATED
1990 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 6 (this "Amendment") to The Bausch & Lomb Incorporated 1990 Stock Incentive Plan (the "1990 Plan") is dated as of February 25, 2003, and effective as set forth herein.

WHEREAS, the Committee on Management of the Board of Directors (the "Committee") of Bausch & Lomb Incorporated (the "Company") amended the Plan, effective October 29, 2002 to limit the number of shares of the stock of the company available for issuance under the Plan, and desires further that effective as of the same date, the number of shares available for issuance under the Plan as Stock Grants and other "full value" awards be limited to 100,000; and

WHEREAS, the Committee has determined that it is in the best interests of the Company to seek shareholder approval for a new omnibus stock incentive plan for the employees and non-employee directors of the Company, and in accordance therewith, the Bausch & Lomb 2003 Long Term Incentive Plan (the "2003 Plan") is being submitted to shareholders for approval at the 2003 Annual Meeting of the shareholders of the Company; and

WHEREAS, the Committee has determined that upon approval of the 2003 Plan, all new equity incentive awards of the Company shall be made under the 2003 Plan, and not under the 1990 Plan; and

WHEREAS, it is the intent of the Committee that all prior awards under the 1990 Plan remain intact, in accordance with their terms.

THEREFORE, in furtherance of the foregoing, the 1990 Plan hereby is amended as follows in accordance with Section 15 thereof:

Section 4 "Stock Subject to the Plan" is amended by adding new subparagraphs (c) and (d) as follows:

(c)       Effective October 29, 2002, the number of shares "subject to" or "available for" grant following the foregoing effective date under this Plan as Stock Grants, shall be limited to 100,000, provided that the foregoing provision shall not affect the status, condition or terms of any grant or award made hereunder prior to October 29, 2002.

(d)       Effective upon approval by the shareholders of the Company of the Bausch & Lomb 2003 Long Term Incentive Plan, and the availability of shares for grant or award thereunder, there shall be no further shares "subject to" or "available for" grant of any award under this Plan, provided that the foregoing provision shall not affect the status, condition or terms of any prior grant or award made hereunder.

All other terms and conditions of the Plan, and any agreement made thereunder, shall remain in full force and effect.

IN WITNESS WHEREOF, pursuant to a resolution of the Committee, dated
February 25, 2003, the foregoing amendment hereby is approved.

BAUSCH & LOMB INCORPORATED

By: ______________________________
            David R. Nachbar
            Senior Vice President, Human Resources